For:	Alamo Group Inc.

Contact:	Kevin Carter
VP Finance, Strategy, and Investor Relations
830-372-9544

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER 2026
AND STRENGTHENS ITS INDUSTRIAL PORTFOLIO

SEGUIN, Texas, November 2, 2026 -- Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter of 2026.

Highlights:

▪On October 27, 2026, the Company acquired Econ Engineering Group Limited (“Econ”), a leading U.K. manufacturer of roadway maintenance vocational trucks, for £120.0 million ($158.7 million), plus customary closing adjustments. With this acquisition, Alamo Group expands its industrial portfolio of market-leading businesses serving essential infrastructure and maintenance applications.
▪During the third quarter of 2026, the Company substantially completed the planned portfolio optimization initiatives aimed at improving its long-term margin profile, particularly within the Vegetation Management Division. These actions included the sale and the wind-down of certain businesses and product lines, including Dixie Chopper® and Boxer®, as previously announced, and resulted in $33.3 million of net pre-tax charges in the quarter.
▪Net sales were $403.1 million, down 4.0% compared to the third quarter of 2025.
▪Net income was $2.0 million and adjusted net income was $24.9 million.
▪Diluted EPS was $0.17 and adjusted diluted EPS was $2.06.
▪Adjusted EBITDA of $52.4 million was 13.0% of net sales.
▪On September 30, 2026, cash was $230.7 million and total debt was $232.3 million.
▪Net cash provided by operating activities in the last twelve months ("LTM") was $158.3 million or 204% of Net Income for the same LTM period.

Robert Hureau, Alamo Group’s President and Chief Executive Officer, commented, “A key focus of our strategy is to continue strengthening the quality of our portfolio and improving the margin profile of our businesses. We have taken two important steps to advance that strategy: completing our planned portfolio optimization activities, particularly within our Vegetation Management Division, and acquiring Econ, further enhancing our Industrial portfolio of market-leading vocational truck brands and products. These actions sharpen our strategic focus and position Alamo Group for improved profitability and long-term value creation.”

                                     Page 2

Third Quarter Results

Net sales for the third quarter of 2026 were $403.1 million, a decrease of 4.0% compared to $420.0 million for the third quarter of 2025. Net income was $2.0 million, or $0.17 per diluted share, compared to $25.4 million, or $2.10 per diluted share, for the third quarter of 2025.

The Company also reported adjusted net income of $24.9 million, or $2.06 per diluted share, for the third quarter of 2026 compared to adjusted net income of $28.2 million, or $2.34 per diluted share for the third quarter of 2025. Adjusted EBITDA for the third quarter of 2026 was $52.4 million, or 13.0% of net sales, compared to $55.0 million, or 13.1% of net sales, for the third quarter of 2025.

The third-quarter results included $33.3 million of net pre-tax charges associated with the sale and wind-down of several businesses and product lines, including Dixie Chopper® and Boxer®. The charges included inventory valuation adjustments, impairment of intangible and other long-lived assets, and other wind-down-related costs. $7.3 million was recorded as a reduction in sales, $15.5 million was recorded in cost of sales, $9.0 million was recorded in selling, general and administrative expenses, and the remaining $1.5 million charge was recorded in other income and expense. The divestiture actions also resulted in certain discrete tax impacts that temporarily increased the Company’s effective tax rate in the quarter, while the Company’s underlying tax rate remained generally consistent with historical levels.

Gross profit for the third quarter 2026 was $76.1 million compared to gross profit of $101.7 million in the third quarter of 2025. Adjusted gross profit was $99.8 million, or 24.7% of net sales, compared to $102.2 million, or 24.3% of net sales, in the third quarter of 2025.

Selling, general and administrative expenses were $67.6 million compared to $59.9 million in the third quarter of 2025. Adjusted selling, general and administrative expenses were $56.0 million or 13.9% of net sales in the third quarter of 2026, compared to $56.6 million or 13.5% of net sales in the third quarter of 2025.

Amortization expense was $5.1 million compared to $4.2 million in the third quarter of 2025, with the increase primarily attributable to the acquisition of Petersen Industries ("Petersen").

Industrial Equipment Division net sales were $232.8 million, a decrease of 5.8% compared to $247.0 million in the third quarter of 2025. Softer end-market conditions and the timing of orders earlier in the year were partially offset by the contribution from the Petersen acquisition. Excluding Petersen, Industrial Equipment Division net sales decreased approximately 12.6%. Adjusted EBITDA in the Industrial Equipment Division for the third quarter of 2026 was $31.1 million, or 13.4% of net sales, compared to $38.2 million, or 15.5% of net sales in the third quarter of 2025. The year-over-year decline in adjusted EBITDA margin reflected material and freight inflation as well as the impact of lower sales on the Division's fixed costs.

Vegetation Management Division net sales were $170.4 million, a decrease of 1.5% compared to $173.1 million in the third quarter of 2025. The quarter included a $7.3 million reduction in sales related to the divestitures. Excluding that item, the Division’s sales increased 2.7%, primarily reflecting improved manufacturing throughput in several businesses. Adjusted EBITDA in the Vegetation Management Division was $21.3 million, or 12.5% of net sales, compared to $16.8 million, or 9.7% of net sales, in the

                                     Page 3

third quarter of 2025. The year-over-year increase in adjusted EBITDA margin reflected improved performance in several of our businesses.

Mr. Hureau commented, “I am pleased with the continued, steady improvement in our Vegetation Management Division as our leadership team executes well against its operational priorities and drives meaningful progress toward our long-term objective of restoring the Division’s operating margins to healthy levels. We remain focused on the factors within our control and confident in the progress our teams are making to strengthen performance and drive long-term profitability. Our Industrial Equipment Division experienced margin pressure during the quarter from elevated material and freight costs. We have taken decisive pricing actions to address these higher costs, although the timing of those actions lagged inflation during the quarter. Importantly, while revenue declined from the prior year, order intake strengthened during the third quarter, with particularly encouraging activity in vacuum trucks and sweepers, reinforcing our confidence in the underlying strength of the business.”

Backlog at September 30, 2026 was $521.3 million compared to $618.3 million at September 30, 2025. Industrial Equipment backlog was $350.4 million compared to $438.1 million in the prior year, while Vegetation Management backlog was $170.9 million compared to $180.2 million. While backlog moderated from prior-year levels, order activity remained solid during the third quarter, and current backlog levels support appropriate customer lead times.

Year-to-Date Results

For the first nine months of 2026, net sales increased 3.3% to $1.3 billion compared to $1.2 billion in the prior-year period. Adjusted EBITDA increased 2.0% to $175.6 million, or 13.8% of net sales, compared to $172.1 million, or 14.0% of net sales, in the first nine months of 2025. Industrial Equipment Division net sales increased 4.4% to $746.1 million, while Vegetation Management Division net sales increased 1.9% to $524.9 million.

For the first nine months of 2026, diluted EPS was $5.14 compared to $7.31 for the same period in 2025. Adjusted diluted EPS was $7.43 compared to $7.67 in the prior-year period.

Net cash provided by operating activities was $83.2 million for the first nine months of 2026 and capital expenditures were $16.1 million. At September 30, 2026, cash and cash equivalents were $230.7 million and total debt was $232.3 million, resulting in debt net of cash of approximately $1.7 million. Available borrowings under the revolving credit facility were $363.6 million.

Alamo Group Inc. acquires Econ Engineering

Subsequent to quarter end, on October 27, 2026, the Company acquired 100% of the outstanding equity of Econ Engineering Group Limited ("Econ"). The acquisition expands Alamo Group’s Industrial Equipment portfolio and adds a complementary business with opportunities for continued growth. Econ's leading market position, differentiated products, strong customer service capabilities, attractive financial profile, and resilient end-markets fit well with the existing portfolio of industrial businesses. The Company used borrowings under its revolving credit facility to fund the acquisition. Following the acquisition, management believes that the Company's remaining liquidity, together with cash flows from operations, remains sufficient to meet its anticipated operating and capital requirements.

                                     Page 4

Mr. Hureau added, “We are excited to welcome Econ, its employees and customers, to Alamo Group. This acquisition aligns well with our long-term strategic priorities and disciplined M&A criteria, and we believe it will create meaningful long-term value for our shareholders. Supported by the strong cash flow generation of our businesses, this transaction demonstrates our commitment to disciplined capital allocation and executing strategic investments that support long-term profitable growth. We look forward to discussing details during the earnings call."

Earnings Conference Call

The Company will host a conference call to discuss the results on Tuesday, November 3, 2026, at 10:00 a.m. ET. Hosting the call will be members of senior management. Individuals wishing to participate in the conference call should dial 1-833-816-1163 (domestic) or 1-412-317-1898 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, November 10, 2026, by dialing 1-855-669-9658 (domestic) or 1-412-317-0088 (international), passcode 7798005.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Tuesday, November 3, 2026, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the manufacture and sale of high-quality, purpose-built industrial and vegetation management equipment. We serve end-markets such as infrastructure building and maintenance, industrial construction, public works, land maintenance, agriculture and tree care. Our products are sold to independent equipment dealers and directly to contractors and municipalities. Product categories include vocational products (vacuum trucks, street sweepers, roadside safety equipment, excavators, and snow removal equipment) and light machinery (tractor mounted mowing equipment, land maintenance and recycling equipment) as well as related after-market parts and services. The Company operates two divisions: the Industrial Equipment Division and the Vegetation Management Division. Founded in 1969, the Company has approximately 3,800 employees and operates 27 manufacturing facilities in the United States, Canada, Europe, Brazil and Australia. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

                                     Page 5

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade disputes, and the effects of the wars in Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

Alamo Group Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales:
Vegetation Management	$170,380	$173,059	$524,892	$515,307
Industrial Equipment	232,757	246,983	746,127	714,758
Total net sales	403,137	420,042	1,271,019	1,230,065

Cost of sales	327,015	318,359	979,236	917,249
Gross profit	76,122	101,683	291,783	312,816

Selling, general and administrative expenses	67,610	59,931	185,453	171,397
Amortization expense	5,073	4,210	14,967	12,337
Income from operations	3,439	37,542	91,363	129,082

Interest expense	(3,854)	(3,897)	(13,270)	(10,775)
Interest income	1,421	1,522	4,141	3,955
Other income (expense)	3,644	(210)	3,057	(4,056)

Income before income taxes	4,650	34,957	85,291	118,206
Provision for income taxes	2,624	9,574	23,141	29,917

Net income	$2,026	$25,383	$62,150	$88,289

Net income per common share:

Basic	$0.17	$2.11	$5.16	$7.35

Diluted	$0.17	$2.10	$5.14	$7.31

Weighted-average common shares:
Basic	12,024	12,029	12,048	12,013

Diluted	12,072	12,094	12,099	12,075

Alamo Group Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$230,650	$244,806
Accounts receivable, net	314,015	335,210
Inventories	420,051	378,166
Other current assets	22,533	21,211
Total current assets	987,249	979,393

Rental equipment, net	54,516	61,558

Property, plant and equipment, net	156,091	165,887

Goodwill	270,922	214,429
Intangible assets, net	202,531	147,322
Other non-current assets	28,556	26,390

Total assets	$1,699,865	$1,594,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$142,851	$129,297
Income taxes payable	4,244	—
Accrued liabilities	83,446	76,770
Current maturities of long-term debt	5,062	15,000
Total current liabilities	235,603	221,067

Long-term debt, net of current maturities	227,252	194,430
Long-term tax liability	218	471
Other long-term liabilities	27,105	24,423
Deferred income taxes	23,341	21,982
Total liabilities	513,519	462,373

Total stockholders’ equity	1,186,346	1,132,606

Total liabilities and stockholders’ equity	$1,699,865	$1,594,979

Alamo Group Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income	$62,150	$88,289
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	352	(46)
Depreciation - Property, plant and equipment	19,543	20,144
Depreciation - Rental equipment	8,735	8,719
Amortization of intangibles	14,967	12,337
Amortization of debt issuance costs	493	527
Stock-based compensation expense	4,869	8,363
Deferred income tax expense (benefit)	(683)	8,681
Gain on sale of property, plant and equipment	(6,828)	(489)
Loss on assets held for sale	4,719	—
Loss on sale of business	220	—
Divestiture-related charges	28,023	—
Changes in operating assets and liabilities:
Accounts receivable	(34,499)	(18,815)
Inventories	(36,924)	(24,382)
Rental equipment	(2,259)	(17,235)
Prepaid expenses and other assets	248	6,200
Accounts payable and accrued liabilities	9,826	37,156
Income taxes payable	9,263	(24,860)
Long-term tax payable	(252)	(156)
Other long-term liabilities	1,267	(2,009)
Net cash provided by operating activities	83,230	102,424

Investing Activities
Acquisitions, net of cash acquired	(162,938)	(17,582)
Purchases of property, plant and equipment	(16,060)	(25,400)
Proceeds from sale of property, plant and equipment	13,260	1,064
Proceeds from sale of businesses, net of cash disposed	4,739	—
Net cash used in investing activities	(160,999)	(41,918)

Financing Activities
Borrowings on revolving credit facility	120,000	50,000
Repayments on revolving credit facility	(86,900)	(50,000)
Principal payments on long-term debt and finance leases	(6,281)	(11,257)
Debt issuance costs	(2,099)	—
Dividends paid	(12,289)	(10,805)
Proceeds from exercise of stock options	1,062	1,502
Common stock repurchased	(10,919)	(3,022)
Net cash provided by (used in) financing activities	2,574	(23,582)

Effect of exchange rate changes on cash and cash equivalents	(3,814)	10,608
Net change in cash and cash equivalents	(79,009)	47,532
Cash and cash equivalents at beginning of the year	309,659	197,274
Cash and cash equivalents at end of the period	$230,650	$244,806

Cash paid for:
Interest	$13,425	$10,742
Income taxes	16,922	45,939

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “Non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS, and adjusts for certain items that management believes are not indicative of underlying performance. Adjusted Operating Income accounts for these impacts on a pre-tax basis and Adjusted Net Income and Adjusted Diluted EPS are calculated on an after-tax basis. Management believes isolating certain items from the core operating performance improves comparability across periods, and reflects how management assesses the business.

Attachment 2 shows a reconciliation of Net Income to Adjusted EBITDA.

Attachment 3 discloses non-GAAP measures such as Adjusted Gross Profit and Adjusted Selling, General and Administrative expense, and adjusts for certain items that the management believes are not indicative of underlying performance.

Attachment 4 reflects Division performance inclusive of non-GAAP financial measures such as Bookings, Backlog, Adjusted Operating Income, and Adjusted EBITDA.

Attachment 5 shows the net change in our debt, net of cash, and discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliations
(in thousands, except per share numbers)
(Unaudited)

Operating Income, Net Income and EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Operating Income	$3,439	$37,542	$91,363	$129,082
CEO Transition(1)	—	1,859	—	2,310
Acquisition and Integration Expenses(2)	854	1,392	1,769	1,627
Restructuring Expenses, net(3)	2,616	572	8,556	1,939
Divestitures, net(4)	31,817	—	31,817	—
Adjusted Operating Income	$38,726	$41,365	$133,505	$134,958
Adjusted Operating Income % net sales	9.6%	9.8%	10.5%	11.0%

Net Income	$2,026	$25,383	$62,150	$88,289
CEO Transition(1), net of tax benefit $470 and $585, respectively	—	1,389	—	1,725
Acquisition and Integration Expenses(2), net of tax benefit $225 and $352, $479 and $412, respectively	629	1,040	1,290	1,215
Restructuring Expenses(3), net of tax (expense) benefit $(807) and $145, $779 and $491, respectively	(2,260)	427	2,094	1,448
Divestitures(4), net of tax benefit $8,757 and $9,023, respectively	24,539	—	24,273	—
Adjusted Net Income	$24,934	$28,239	$89,807	$92,677

Diluted EPS	$0.17	$2.10	$5.14	$7.31
CEO Transition(1)	—	0.11	—	0.14
Acquisition and Integration Expenses(2)	0.05	0.09	0.11	0.10
Restructuring Expenses(3)	(0.19)	0.04	0.17	0.12
Divestitures(4)	2.03	—	2.01	—
Adjusted Diluted EPS	$2.06	$2.34	$7.43	$7.67

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals
3.Restructuring expenses, net include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements as well as gain on sale of facilities. The gain on sale of facilities was recorded in Other income (expense), below Operating Income in our Condensed Consolidated Statements of Income
4.Divestiture-related expenses include charges associated with completed and ongoing sales and wind-down activities involving several businesses and product lines, including Dixie Chopper® and Boxer®

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Net Income to Adjusted EBITDA
	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net Income	$2,026	$25,383	$62,150	$88,289

Interest, net	2,433	2,375	9,129	6,820
Provision for income taxes	2,624	9,574	23,141	29,917
Depreciation	9,111	9,646	28,278	28,863
Amortization	5,073	4,210	14,967	12,337
EBITDA	$21,267	$51,188	$137,665	$166,226
EBITDA % net sales	5.3%	12.2%	10.8%	13.5%

Adjustments:
CEO Transition(1)	$—	$1,859	$—	$2,310
Acquisition and Integration Expenses(2)	854	1,392	1,769	1,627
Restructuring Expenses, net(3)	(3,067)	572	2,873	1,939
Divestitures, net(4)	33,296	—	33,296	—
Adjusted EBITDA	$52,350	$55,011	$175,603	$172,102
Adjusted EBITDA % of net sales	13.0%	13.1%	13.8%	14.0%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals
3.Restructuring expenses, net include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements as well as gain on sale of facilities. The gain on sale of facilities was recorded in Other income (expense), below Operating Income in our Condensed Consolidated Statements of Income
4.Divestiture-related expenses include charges associated with completed and ongoing sales and wind-down activities involving several businesses and product lines, including Dixie Chopper® and Boxer®

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Gross Profit and Selling, General and Administrative Expense

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Gross profit	$76,122	$101,683	$291,783	$312,816
CEO Transition(1)	—	—	—	—
Acquisition and Integration Expenses(2)	—	—	—	—
Restructuring Expenses, net(3)	858	509	2,521	1,498
Divestitures, net(4)	22,774	—	22,774	—
Adjusted Gross Profit	$99,754	$102,192	$317,078	$314,314
Adjusted Gross Profit % net sales	24.7%	24.3%	24.9%	25.6%

Selling, general and administrative expense	$67,610	$59,931	$185,453	$171,397
CEO Transition(1)	—	(1,859)	—	(2,310)
Acquisition and Integration Expenses(2)	(854)	(1,392)	(1,769)	(1,627)
Restructuring Expenses, net(3)	(1,758)	(63)	(6,035)	(441)
Divestitures, net(4)	(9,043)	—	(9,043)	—
Adjusted Selling, general and administrative expense	$55,955	$56,617	$168,606	$167,019
Adjusted Selling, general and administrative expense % net sales	13.9%	13.5%	13.3%	13.6%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals
3.Restructuring expenses, net include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements as well as gain on sale of facilities. The gain on sale of facilities was recorded in Other income (expense), below Operating Income in our Condensed Consolidated Statements of Income
4.Divestiture-related expenses include charges associated with completed and ongoing sales and wind-down activities involving several businesses and product lines, including Dixie Chopper® and Boxer®

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliations
(in thousands)
(Unaudited)

Industrial Equipment Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Bookings	$217,898	$175,479	$695,599	$671,320

Backlog, end of period			350,426	438,106

Net sales	232,757	246,983	746,127	714,758

Income from Operations	22,406	30,064	90,912	95,541
Income from Operations % net sales	9.6%	12.2%	12.2%	13.4%

Adjustments:
CEO Transition(1)	$—	$966	$—	$1,206
Acquisition and Integration Expenses(2)	509	724	1,130	849
Restructuring Expenses, net(3)	1,266	—	2,975	—
Divestitures, net(4)	(29)	—	(29)	—
Adjusted Operating Income	$24,152	$31,754	$94,988	$97,596
Adjusted Operating Income % of sales	10.4%	12.9%	12.7%	13.7%

Depreciation	5,213	5,550	16,039	16,462
Amortization	2,092	1,255	6,046	3,516
Other income (expense)	4,952	(395)	4,417	(1,650)
EBITDA	$34,663	$36,474	$117,414	$113,869
EBITDA % net Sales	14.9%	14.8%	15.7%	15.9%

Adjustments:
CEO Transition(1)	$—	$966	$—	$1,206
Acquisition and Integration Expenses(2)	509	724	1,130	849
Restructuring Expenses, net(3)	(3,884)	—	(2,175)	—
Divestitures, net(4)	(213)	—	(213)	—
Adjusted EBITDA	$31,075	$38,164	$116,156	$115,924
Adjusted EBITDA % of net sales	13.4%	15.5%	15.6%	16.2%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals
3.Restructuring expenses, net include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements as well as gain on sale of facilities. The gain on sale of facilities was recorded in Other income (expense), below Operating Income in our Condensed Consolidated Statements of Income
4.Divestiture-related expenses include charges associated with completed and ongoing sales and wind-down activities involving several businesses and product lines, including Dixie Chopper® and Boxer®

Attachment 4 (Continued)

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Bookings	$157,209	$175,667	$497,018	$508,437

Backlog, end of period			170,861	180,232

Net sales	170,380	173,059	524,892	515,307

Income from Operations	(18,967)	7,478	451	33,541
Income from Operations % net sales	(11.1)%	4.3%	0.1%	6.5%

Adjustments:
CEO Transition(1)	$—	$893	$—	$1,104
Acquisition and Integration Expenses(2)	345	668	639	778
Restructuring Expenses, net(3)	1,350	572	5,581	1,939
Divestitures, net(4)	31,846	—	31,846	—
Adjusted Operating Income	$14,574	$9,611	$38,517	$37,362
Adjusted Operating Income % of sales	8.6%	5.6%	7.3%	7.3%

Depreciation	3,898	4,096	12,239	12,401
Amortization	2,981	2,955	8,921	8,821
Other income (expense)	(1,308)	185	(1,360)	(2,406)
EBITDA	$(13,396)	$14,714	$20,251	$52,357
EBITDA % net sales	(7.9)%	8.5%	3.9%	10.2%

Adjustments:
CEO Transition(1)	$—	$893	$—	$1,104
Acquisition and Integration Expenses(2)	345	668	639	778
Restructuring Expenses, net(3)	817	572	5,048	1,939
Divestitures, net(4)	33,509	—	33,509	—
Adjusted EBITDA	$21,275	$16,847	$59,447	$56,178
Adjusted EBITDA % net sales	12.5%	9.7%	11.3%	10.9%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both successful and unsuccessful deals
3.Restructuring expenses, net include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements as well as gain on sale of facilities. The gain on sale of facilities was recorded in Other income (expense), below Operating Income in our Condensed Consolidated Statements of Income
4.Divestiture-related expenses include charges associated with completed and ongoing sales and wind-down activities involving several businesses and product lines, including Dixie Chopper® and Boxer®

Attachment 5

Alamo Group Inc.
Non-GAAP Financial Reconciliations
(in thousands)
(Unaudited)

Consolidated Net Change of Debt, Net of Cash
	September 30, 2026	September 30, 2025	Net Change

Current maturities	$5,062	$15,000
Long-term debt, net of current	227,252	194,430
Total debt	$232,314	$209,430

Cash	230,650	244,806
Debt, Net of Cash	$1,664	$(35,376)	$37,040

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2026	2025	% change from 2025	$	%

Vegetation Management	$170,380	$173,059	(1.5)%	$(107)	(0.1)%
Industrial Equipment	232,757	246,983	(5.8)%	(666)	(0.3)%
Net sales	$403,137	$420,042	(4.0)%	$(773)	(0.2)%

	Nine Months Ended September 30,			Change due to currency translation
	2026	2025	% change from 2025	$	%

Vegetation Management	$524,892	$515,307	1.9%	$6,497	1.3%
Industrial Equipment	746,127	714,758	4.4%	2,872	0.4%
Net sales	$1,271,019	$1,230,065	3.3%	$9,369	0.8%